EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR THE TENDER OF
9½% SENIOR NOTES DUE 2011
(INCLUDING THOSE IN BOOK-ENTRY FORM)
OF
REVLON CONSUMER PRODUCTS CORPORATION

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Revlon Consumer Products Corporation (the "Issuer") made pursuant to the Prospectus, dated                 , 2005 (the "Prospectus"), if certificates for the outstanding 9½% Senior Notes due 2011 of the Issuer (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

DELIVERY TO:

U.S. Bank National Association, Exchange Agent

U.S. Bank National Association
Attn: Specialized Finance Department
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107

For Information Call:
1-800-934-6802

For Facsimile Transmission:
1-651-495-8158

Confirm by Telephone:
1-800-934-6802

Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

This instrument is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Notes Tendered:*

$____________________________________

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

Certificate Nos. (if available)

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number:

Account Number ________________________

Total Principal Amount Represented by Old Notes Certificate(s):

$____________________________________

PLEASE SIGN HERE

X  ____________________________________

X  ____________________________________

Signature(s) of Holder(s)
or Authorized Signatory

Date

Area Code and Telephone Number: (      )

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Please print name(s) and address(es)

Name(s):  ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

Capacity:  ______________________________________________________________________

Address(es):  ____________________________________________________________________

Account:  ______________________________________________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name:
Area Code and Tel. No. __________________
(Please Type or Print)
Dated: ______________________________

Note: Do not send the Old Notes with this form. Old Notes should be sent only with a copy of your previously executed Letter of Transmittal.